Exhibit 23.1 — Consent of Independent Public Accountants
Independent Auditor’s Consent
We hereby consent to the incorporation by reference of our report dated March 20, 2009 on the financial statements of Mackinac Financial Corporation and Subsidiaries for the year ended December 31, 2008, appearing in the Mackinac Financial Corporation 2008 Annual Report to Shareholders, which is incorporated by reference into this Form 10-K.

/s/ Plante & Moran, PLLC Plante & Moran, PLLC
Auburn Hills, Michigan
March 31, 2009